SLM Student Loan Trust 2002-5
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04 – 08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/04	Activity	8/31/04
A	i	Portfolio Balance	$865,172,854.56	$(80,582,843.41)	$784,590,011.15
	ii	Interest to be Capitalized	16,640,715.21		15,143,107.44

	iii	Total Pool	$881,813,569.77		$799,733,118.59

	iv	Specified Reserve Account Balance	2,204,533.92		1,999,332.80

	v	Total Adjusted Pool	$884,018,103.69		$801,732,451.39

B	i	Weighted Average Coupon (WAC)	3.253%		3.223%
	ii	Weighted Average Remaining Term	117.74		116.90
	iii	Number of Loans	282,043		260,965
	iv	Number of Borrowers	166,000		154,577
	v	Aggregate Outstanding Principal Balance - T-Bill	$137,144,262.82		$122,140,545.96
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$744,669,306.95		$677,592,572.63

						% of		% of
	Notes			Spread	Balance 06/15/04	O/S Securities	Balance 09/15/04	O/S Securities
C	i	A-1 Notes	78442GDZ6	0.000%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GEA0	0.030%	134,768,103.69	15.245%	52,482,451.39	6.546%
	iii	A-3 Notes	78442GEB8	0.100%	226,500,000.00	25.621%	226,500,000.00	28.251%
	iv	A-4L Notes	78442GEC6	0.150%	182,750,000.00	20.673%	182,750,000.00	22.794%
	v	A-4CP Notes	78442GED4	0.230%	300,000,000.00	33.936%	300,000,000.00	37.419%
	vi	B Notes	78442GEE2	0.430%	40,000,000.00	4.525%	40,000,000.00	4.989%

	vii	Total Notes			$884,018,103.69	100.000%	$801,732,451.39	100.000%

	Reserve Account		6/15/04	9/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,204,533.92	$1,999,332.80
	iv	Reserve Account Floor Balance ($)	$1,325,707.00	$1,325,707.00
	v	Current Reserve Acct Balance ($)	$2,204,533.92	$1,999,332.80

II. 2002-5 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$78,769,120.22
	ii	Principal Collections from Guarantor	5,034,517.87
	iii	Principal Reimbursements	115,375.72
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$83,919,013.81

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$93,960.72
	ii	Capitalized Interest	(3,430,131.12)

	iii	Total Non-Cash Principal Activity	$(3,336,170.40)

C	Total Student Loan Principal Activity		$80,582,843.41

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,010,974.62
	ii	Interest Claims Received from Guarantors	142,013.89
	iii	Collection Fees/Return Items	34,603.12
	iv	Late Fee Reimbursements	149,300.52
	v	Interest Reimbursements	11,508.00
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	355,874.16
	viii	Subsidy Payments	1,780,701.82

	ix	Total Interest Collections	$5,484,976.13

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,452.78
	ii	Capitalized Interest	3,430,131.12

	iii	Total Non-Cash Interest Adjustments	$3,431,583.90

F	Total Student Loan Interest Activity		$8,916,560.03

G.	Non-Reimbursable Losses During Collection Period		$89,924.70
H.	Cumulative Non-Reimbursable Losses to Date		$387,312.62

III. 2002-5 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$16,832,671.90
	ii	Consolidation Principal Payments	66,970,966.19
	iii	Reimbursements by Seller	(3,340.79)
	iv	Borrower Benefits Reimbursements	31,472.31
	v	Reimbursements by Servicer	54.45
	vi	Re-purchased Principal	87,189.75

	vii	Total Principal Collections	$83,919,013.81

B	Interest Collections
	i	Interest Payments Received	$4,599,433.37
	ii	Consolidation Interest Payments	690,131.12
	iii	Reimbursements by Seller	137.90
	iv	Borrower Benefits Reimbursements	4,626.55
	v	Reimbursements by Servicer	4,633.56
	vi	Re-purchased Interest	2,109.99
	vii	Collection Fees/Return Items	34,603.12
	viii	Late Fees	149,300.52

	ix	Total Interest Collections	$5,484,976.13

C	Other Reimbursements		$27,387.35

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$89,431,377.29
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,293,686.19)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$88,137,691.10

G	Servicing Fees Due for Current Period		$601,708.27

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$621,708.27

IV. 2002-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	2.820%	2.770%	72,245	61,673	25.615%	23.633%	$237,204,539.80	$197,363,080.76	27.417%	25.155%

Grace
Current	2.820%	2.770%	35,235	28,788	12.493%	11.031%	$126,640,985.20	$107,520,419.88	14.638%	13.704%
TOTAL INTERIM	2.820%	2.770%	107,480	90,461	38.108%	34.664%	$363,845,525.00	$304,883,500.64	42.055%	38.859%
REPAYMENT
Active
Current	3.741%	3.689%	97,085	93,458	34.422%	35.812%	$261,260,086.48	$243,414,114.01	30.197%	31.024%
31-60 Days Delinquent	3.668%	3.580%	7,977	9,645	2.828%	3.696%	$22,962,663.75	$28,354,487.57	2.654%	3.614%
61-90 Days Delinquent	3.659%	3.616%	5,027	4,927	1.782%	1.888%	$14,975,442.06	$13,741,739.50	1.731%	1.751%
91-120 Days Delinquent	3.623%	3.615%	2,955	2,809	1.048%	1.076%	$8,650,964.11	$7,793,585.16	1.000%	0.993%
> 120 Days Delinquent	3.580%	3.549%	9,430	9,637	3.343%	3.693%	$27,258,405.25	$28,273,891.07	3.151%	3.604%

Deferment
Current	2.936%	2.875%	25,278	25,528	8.962%	9.782%	$77,909,349.17	$77,008,554.51	9.005%	9.815%

Forbearance
Current	3.551%	3.516%	25,942	23,325	9.198%	8.938%	$85,992,617.58	$77,840,371.81	9.939%	9.921%
TOTAL REPAYMENT	3.566%	3.511%	173,694	169,329	61.584%	64.886%	$499,009,528.40	$476,426,743.63	57.677%	60.723%
Claims in Process (1)	3.651%	3.580%	853	1,167	0.302%	0.447%	$2,292,903.18	$3,264,946.67	0.265%	0.416%
Aged Claims Rejected (2)	4.921%	5.919%	16	8	0.006%	0.003%	$24,897.98	$14,820.21	0.003%	0.002%
GRAND TOTAL	3.253%	3.223%	282,043	260,965	100.000%	100.000%	$865,172,854.56	$784,590,011.15	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-5 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.200%	161,818	$429,096,846.38	54.691%
- GSL - Unsubsidized	3.052%	86,806	$301,455,573.10	38.422%
- PLUS Loans	4.297%	12,339	$54,036,667.63	6.887%
- SLS Loans	5.410%	2	$924.04	0.000%

- Total	3.223%	260,965	$784,590,011.15	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.192%	217,161	$687,053,118.43	87.568%
-Two Year	3.382%	34,090	$74,171,686.67	9.454%
-Technical	3.627%	9,628	$23,198,623.35	2.957%
-Other	5.172%	86	$166,582.70	0.021%

- Total	3.223%	260,965	$784,590,011.15	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-5 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period			$ 5,086,735.84
B	Interest Subsidy Payments Accrued During Collection Period			1,614,605.77
C	SAP Payments Accrued During Collection Period			1,018,488.70
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			149,645.82
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$7,869,476.13

VII. 2002-5 Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	(06/15/04 – 09/15/04)	0.00000%

B	Class A-2 Interest Rate	0.003961111	(06/15/04 – 09/15/04)	1.55000%

C	Class A-3 Interest Rate	0.004140000	(06/15/04 – 09/15/04)	1.62000%

D	Class A-4L Interest Rate	0.004267778	(06/15/04 – 09/15/04)	1.67000%

E	Class A-4CP Interest Rate	0.004556979	(06/15/04 – 09/15/04)	1.81289%

F	Class B Interest Rate	0.004983333	(06/15/04 – 09/15/04)	1.95000%

VIII. 2002-5 Inputs from Previous Quarter 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$865,172,854.56
	ii	Interest To Be Capitalized	16,640,715.21

	iii	Total Pool	$881,813,569.77
	iv	Specified Reserve Account Balance	2,204,533.92

	v	Total Adjusted Pool	$884,018,103.69

B	Total Note and Certificate Factor		0.66020769506
C	Total Note Balance		$884,018,103.69

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.3788281200	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$134,768,103.69	$226,500,000.00	$182,750,000.00	$300,000,000.00	$40,000,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,204,533.92
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$88,287,336.92	$88,287,336.92

B	Primary Servicing Fees-Current Month		$601,708.27	$87,685,628.65

C	Administration Fee		$20,000.00	$87,665,628.65

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$87,665,628.65
	ii	Class A-2	$533,831.43	$87,131,797.22
	iii	Class A-3	$937,710.00	$86,194,087.22
	iv	Class A-4L	$779,936.39	$85,414,150.83
	v	Class A-4CP	$1,367,093.70	$84,047,057.13
	vi	Class B	$199,333.33	$83,847,723.80

	vii	Total Noteholder’s Interest Distribution	$3,817,904.85

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$83,847,723.80
	ii	Class A-2	$82,285,652.30	$1,562,071.50
	iii	Class A-3	$0.00	$1,562,071.50
	iv	Class A-4L	$0.00	$1,562,071.50
	v	Class A-4CP	$0.00	$1,562,071.50
	vi	Class B	$0.00	$1,562,071.50

	vii	Total Noteholder’s Principal Distribution	$82,285,652.30

F	Increase to the Specified Reserve Account Balance		$0.00	$1,562,071.50

G	Carryover Servicing Fees		$0.00	$1,562,071.50

H	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$1,562,071.50
	ii	Class A-2	$0.00	$1,562,071.50
	iii	Class A-3	$0.00	$1,562,071.50
	iv	Class A-4L	$0.00	$1,562,071.50
	v	Class A-4CP	$0.00	$1,562,071.50
	vi	Class B	$0.00	$1,562,071.50

	vii	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$1,562,071.50	$0.00

X. 2002-5 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due			$0.00	$533,831.43	$937,710.00	$779,936.39	$1,367,093.70	$199,333.33
	ii	Quarterly Interest Paid			0.00	533,831.43	$937,710.00	$779,936.39	$1,367,093.70	199,333.33

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$82,285,652.30	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	82,285,652.30	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$82,819,483.73	$937,710.00	$779,936.39	$1,367,093.70	$199,333.33

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance		8/31/04	$884,018,103.69
	ii	Adjusted Pool Balance	8/31/04		801,732,451.39

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$82,285,652.30

	iv v	Adjusted Pool Balance Adjusted Pool Balance	5/31/04 8/31/04		$884,018,103.69 801,732,451.39

	vi	Current Principal Due (iv-v)			$82,285,652.30
	vii	Principal Shortfall from previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$82,285,652.30

	ix	Principal Distribution Amount Paid			$82,285,652.30

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$82,285,652.30
D		Total Interest Distribution			3,817,904.85

E		Total Cash Distributions			$86,103,557.15

F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GDZ6	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GEA0	$134,768,103.69	$52,482,451.39
		A-2 Note Pool Factor		0.3788281200	0.1475262161

	iii	A-3 Note Balance	78442GEB8	$226,500,000.00	$226,500,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4L Note Balance	78442GEC6	$182,750,000.00	$182,750,000.00
		A-4L Note Pool Factor		1.0000000000	1.0000000000

	v	A-4CP Note Balance	78442GED4	$300,000,000.00	$300,000,000.00
		A-4CP Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GEE2	$40,000,000.00	$40,000,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,204,533.92
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,562,071.50

	iv	Total Reserve Account Balance Available			$3,766,605.42
	v	Required Reserve Account Balance			$1,999,332.80

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to SLM Funding Corp			$1,767,272.62
	viii	Ending Reserve Account Balance			$1,999,332.80

XI. 2002-5 Historical Pool Information

			06/01/04 - 08/31/04	03/01/04 - 05/31/04	12/1/03-2/29/04	09/01/03 - 11/30/03	06/01/03-08/31/03	03/01/03-05/31/03	12/01/02-02/28/03
Beginning Student Loan Portfolio Balance			$865,172,854.56	$900,436,879.10	$970,747,854.40	$1,054,508,497.18	$1,131,678,007.63	$1,174,882,566.16	$1,233,097,345.26
	Student Loan Principal Activity
	i	Regular Principal Collections	$78,769,120.22	$32,971,574.03	$69,441,227.87	$85,397,913.68	$75,618,670.53	$27,223,604.35	$26,638,264.92
	ii	Principal Collections from Guarantor	5,034,517.87	3,764,863.05	3,498,266.25	3,240,421.24	4,777,248.41	3,685,597.33	1,470,479.48
	iii	Principal Reimbursements	115,375.72	388,408.95	97,186.03	274,290.87	364,234.46	14,482,594.42	32,605,871.25
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$83,919,013.81	$37,124,846.03	$73,036,680.15	$88,912,625.79	$80,760,153.40	$45,391,796.10	$60,714,615.65
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$93,960.72	$62,609.07	$61,308.09	$117,194.41	$211,265.58	$148,146.57	$191,021.37
	ii	Capitalized Interest	(3,430,131.12)	(1,923,430.56)	(2,787,012.94)	(5,269,177.42)	(3,801,908.53)	(2,335,384.14)	(2,690,857.92)

	iii	Total Non-Cash Principal Activity	$(3,336,170.40)	$(1,860,821.49)	$(2,725,704.85)	$(5,151,983.01)	$(3,590,642.95)	$(2,187,237.57)	$(2,499,836.55)
(-)	Total Student Loan Principal Activity		$80,582,843.41	$35,264,024.54	$70,310,975.30	$83,760,642.78	$77,169,510.45	$43,204,558.53	$58,214,779.10
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,010,974.62	$2,645,448.70	$3,116,013.86	$4,116,990.61	$3,504,893.62	$3,293,539.01	$3,516,621.42
	ii	Interest Claims Received from Guarantors	142,013.89	99,684.39	78,895.84	115,238.34	190,260.02	188,011.71	48,936.63
	iii	Collection Fees/Return Items	34,603.12	26,246.35	25,658.30	17,285.13	19,561.21	15,817.91	13,408.04
	iv	Late Fee Reimbursements	149,300.52	132,789.59	137,504.90	122,695.97	130,165.36	110,133.12	104,927.32
	v	Interest Reimbursements	11,508.00	11,314.13	5,859.50	10,782.46	9,888.40	136,235.01	364,890.55
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	355,874.16	64,312.75	87,782.00	76,307.71	(446.35)	30,216.60	90,759.47
	viii	Subsidy Payments	1,780,701.82	1,923,727.51	2,254,565.62	6,150,973.11	3,741,122.31	4,176,093.80	1,575,287.49

	ix	Total Interest Collections	$5,484,976.13	$4,903,523.42	$5,706,280.02	$10,610,273.33	$7,595,444.57	$7,950,047.16	$5,714,830.92
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,452.78	$2,435.40	$760.15	$(58,802.14)	$(76,953.65)	$(91,310.97)	$(184,109.84)
	ii	Capitalized Interest	3,430,131.12	1,923,430.56	2,787,012.94	5,269,177.42	3,801,908.53	2,335,384.14	2,690,857.92

	iii	Total Non-Cash Interest Adjustments	$3,431,583.90	$1,925,865.96	$2,787,773.09	$5,210,375.28	$3,724,954.88	$2,244,073.17	$2,506,748.08

	Total Student Loan Interest Activity		$8,916,560.03	$6,829,389.38	$8,494,053.11	$15,820,648.61	$11,320,399.45	$10,194,120.33	$8,221,579.00
(=)	Ending Student Loan Portfolio Balance		$784,590,011.15	$865,172,854.56	$900,436,879.10	$970,747,854.40	$1,054,508,497.18	$1,131,678,007.63	$1,174,882,566.16
(+)	Interest to be Capitalized		$15,143,107.44	$16,640,715.21	$16,104,424.93	$16,568,293.40	$20,342,169.92	$21,137,091.54	$19,456,760.99
(=)	TOTAL POOL		$799,733,118.59	$881,813,569.77	$916,541,304.03	$987,316,147.80	$1,074,850,667.10	$1,152,815,099.17	$1,194,339,327.15
(+)	Reserve Account Balance		$1,999,332.80	$2,204,533.92	$2,291,353.26	$2,468,290.37	$2,687,126.67	$2,882,037.75	$2,985,848.32
(=)	Total Adjusted Pool		$801,732,451.39	$884,018,103.69	$918,832,657.29	$989,784,438.17	$1,077,537,793.77	$1,155,697,136.92	$1,197,325,175.47

XII. 2002-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$1,194,339,327	12.50%

Jun-03	$1,152,815,099	11.94%

Sep-03	$1,074,850,667	14.12%

Dec-03	$987,316,148	16.31%

Mar-04	$916,541,304	17.04%

Jun-04	$881,813,570	15.97%

Sep-04	$799,733,119	17.39%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.